Exhibit 10.2

THIRD AMENDED AND RESTATED REVOLVER NOTE

$60,000,000.00

As of November 14, 2007

FOR VALUE RECEIVED, POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Florida corporation, and THE PBSJ CORPORATION, a Florida corporation (jointly and severally, individually and collectively, the “Borrower”), HEREBY PROMISES TO PAY to the order of BANK OF AMERICA, N.A. (the “Lender”), the principal sum of SIXTY MILLION DOLLARS ($60,000,000.00) or, if less, the aggregate unpaid principal amount of all Advances (as hereinafter defined) made by the Lender to the Borrower pursuant to the Amended and Restated Credit Agreement (as hereinafter defined) outstanding on October 31, 2011; together with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding from the date hereof until the indebtedness evidenced hereby is paid in full, at such interest rates and payable at such times as are specified in the Amended and Restated Credit Agreement. Any amount of principal or interest evidenced hereby which is not paid when due shall bear interest from the day when due until such amount is paid in full, payable on demand at such interest rates and payable at such times as are specified in the Amended and Restated Credit Agreement. Both principal and interest are payable in lawful money of the United States of America at 100 S.E. 2nd Street, Miami, Florida 33131 in same day funds.

This Third Amended and Restated Revolver Note (this “Note”) is the “Revolver Note” referred to in, and is entitled to the benefits (including, without limitation, the described collateral) of, the Amended and Restated Credit Agreement, dated as of June 30, 2002, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of May 5, 2003, as further amended by Amendment No. 2 to Amended and Restated Credit Agreement, dated as of June 15, 2005, as further amended by Amendment No. 3 to Amended and Restated Credit Agreement, dated as of February 23, 2007, and as further amended by Amendment No. 4 to Amended and Restated Credit Agreement dated as of even date herewith (as further amended, restated or otherwise modified, the “Amended and Restated Credit Agreement”) among the Lender, the Borrower and the Guarantors (as defined in the Amended and Restated Credit Agreement). The Amended and Restated Credit Agreement, among other terms, provides for (i) the making of advances (the “Advances”) by the Lender to the Borrower and issuing Standby Letters of Credit at the request of Borrower from time to time pursuant to the Amended and Restated Credit Agreement in an aggregate amount not to exceed $60,000,000, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Note, (ii) for the acceleration of the indebtedness evidenced hereby upon the occurrence of certain events, and (iii) for security for the full and timely payment and performance of all indebtedness and obligations of the Borrower and the Guarantors hereunder and under the Amended and Restated Credit Agreement.

The Borrower waives presentment, notice, protest and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the indebtedness evidenced by this Note; assents to any indulgence and to the addition or release of any other party or person primarily or secondarily liable for the indebtedness evidenced hereby; and agrees to pay all costs and expenses, including, but not limited to, reasonable attorneys’ fees and costs, incurred by the Lender in connection with the collection of the indebtedness evidenced by this Note or in the enforcement of the provisions hereof. This Note, even though executed and delivered outside the State of Florida, shall, nonetheless, be governed by the internal laws of the State of Florida (except as to interest rates or other terms of lending which are or may, at the election of the Lender, be governed by the laws of the United States) in all respects, including matters of construction, validity and performance.

To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen days late.

This Note amends, replaces and supersedes that certain Second Amended and Restated Revolver Note (the “Prior Note”) dated as of June 15, 2005, executed by Borrower and made payable to the order of Lender in the original principal amount of $58,000,000.00. It is the intention of the Borrower and Lender that while this Note amends, replaces and supersedes the Prior Note, it is not in payment or satisfaction of the Prior Note, but rather is the substitution of one evidence of debt for another without any intent to extinguish the old. Should there be any conflict between any of the terms of the Prior Note and the terms of this Note, the terms of this Note shall control.

THE BORROWER IN DELIVERING, AND THE LENDER IN ACCEPTING DELIVERY OF, THIS NOTE, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE AMENDED AND RESTATED CREDIT AGREEMENT AND ANY DOCUMENT EXECUTED AND DELIVERED BY THE BORROWER TO THE LENDER IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR INDEPENDENT CONTRACTOR OF EITHER. THIS IS A MATERIAL INDUCEMENT TO LENDER TO ENTER INTO THE AMENDED AND RESTATED CREDIT AGREEMENT WITH THE BORROWER AND TO MAKE ADVANCES TO THE BORROWER.

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NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

POST, BUCKLEY, SCHUH & JERNIGAN, INC , a Florida corporation

By:	/s/ Donald J. Vrana
Name:	Donald J. Vrana
Title:	Senior Vice President

THE PBSJ CORPORATION, a Florida corporation

By:	/s/ Donald J. Vrana
Name:	Donald J. Vrana
Title:	Senior Vice President

STATE OF	)
) SS:
COUNTY OF	)

The foregoing instrument was acknowledged before me this 14th day of November 2007, by Donald J. Vrana, as Senior Vice President of POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Florida corporation and Senior Vice President, of the PBSJ CORPORATION, a Florida corporation, on behalf of said corporations. He is personally known to me or has produced a Florida driver’s license as identification. It is agreed and understood that the undersigned Notary Public shall not be responsible for repayment under this Note nor any other obligation arising in connection with this Note.

Notary Public of the State of

Printed Name:

My commission expires:

Commission No.: